UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway	Suite 100
Boca Raton	FL	33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 24, 2024, Gina Collins gave notice of her resignation from the Board of Directors (the “Board”) of Greenlane Holdings, Inc. (the “Company”) and from each committee of the Board, to be effective immediately.

Ms. Collins was an independent director of the Company, and as a result of her resignation, the Company no longer complies with the majority independent board requirement of The Nasdaq Stock Market LLC (“Nasdaq”) as set forth in Nasdaq Listing Rule 5605(b)(1) because independent directors do not comprise a majority of the Board, and Nasdaq's audit committee requirements as set forth in Nasdaq Listing Rule 5605(c)(2)(A) because the Audit Committee of the Board is not comprised of at least three independent directors.

On January 29, 2024, in accordance with Nasdaq Listing Rules, the Company notified Nasdaq of Ms. Collins’ resignation and the resulting non-compliance. On January 30, 2024, the Company received a notice from Nasdaq acknowledging the fact that the Company does not meet the requirements of such rules.

In accordance with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4) and the Nasdaq notice, to regain compliance with the Nasdaq Listing Rules, the Company has until the earlier of its next annual stockholders meeting or January 24, 2025; or if the next annual stockholders meeting is held before July 22, 2024, then the Company must evidence compliance no later than July 22, 2024.

The Board intends to identify a candidate to replace Ms. Collins and to appoint a new director who satisfies the requirements of the Nasdaq Listing Rules prior to the expiration of the applicable cure period.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 3.01 above, on January 24, 2024, Ms. Collins gave notice of her resignation from the Board and from each committee of the Board, effective immediately. Ms. Collins’ decision to resign was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices, or the Company’s management or Board.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File
* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: January 30, 2024	By:	/s/ Lana Reeve
Lana Reeve
Chief Financial and Legal Officer